UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

VENTURE CATALYST INCORPORATED

(Exact name of registrant as specified in its charter)

Utah	000-11532	33-0618806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

591 Camino De La Reina, Suite 418 San Diego, California	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 330-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2006, Venture Catalyst Incorporated (“VCAT”) and the Buena Vista Rancheria of Me-Wuk Indians (the “Buena Vista Tribe”) entered into a Business Advisory Agreement Modification (the “Modification Agreement”) which modified the termination date of the Business Advisory Agreement between the parties dated January 31, 2005 (the “Advisory Agreement”) to allow for a mutual termination of the Advisory Agreement, to be effective on August 7, 2006 (the “Termination Date”).

Pursuant to the Modification Agreement: (a) the Buena Vista Tribe’s obligation to pay consulting fees as specified under the Advisory Agreement to VCAT ceased on July 31, 2006; (b) the Buena Vista Tribe will remain obligated to compensate VCAT for services rendered under the Advisory Agreement on and prior to July 31, 2006; (c) on and after the Termination Date, VCAT will have no continuing obligations to the Buena Vista Tribe under the Advisory Agreement; and (d) on and after the Termination Date, VCAT will have no continuing obligation to offer the Buena Vista Tribe a perpetual license to use VCAT’s Mariposa software.

The above-referenced description of the Modification Agreement is qualified in its entirety by reference to the copy of such agreement which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein

Item 1.02 Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Business Advisory Agreement Modification dated August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2006	VENTURE CATALYST INCORPORATED

	By:	/s/ KEVIN MCINTOSH
Kevin McIntosh
Senior Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Business Advisory Agreement Modification dated August 7, 2006.

4